                                                                 EXHIBIT 99.02


                                  FORM 11-K


                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                ANNUAL REPORT

      PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                   FOR FISCAL YEAR ENDED OCTOBER 31, 1997
                        COMMISSION FILE NUMBER 1-4171



                          KELLOGG COMPANY SALARIED
                         SAVINGS AND INVESTMENT PLAN
                          (Full Title of the Plan)
                     - - - - - - - - - - - - - - - - - -


                               KELLOGG COMPANY
                              (Name of Issuer)

                             ONE KELLOGG SQUARE
                      BATTLE CREEK, MICHIGAN 49016-3599
                        (Principal Executive Office)

KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN
FINANCIAL STATEMENTS
AND ADDITIONAL INFORMATION
OCTOBER 31, 1997

KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN


INDEX TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION


                                                                        PAGE


REPORT OF INDEPENDENT ACCOUNTANTS                                            1


FINANCIAL STATEMENTS AS OF OCTOBER 31, 1997
  AND 1996 AND FOR THE YEARS THEN ENDED:

  Statement of net assets available for benefits, with fund information    2-3

  Statement of changes in net assets available for benefits, with
    fund information                                                       4-5

  Notes to financial statements                                           6-10

ADDITIONAL INFORMATION:

  Item 27a - Schedule of assets held for investment
    purposes - October 31, 1997                                             11

  Item 27b - Schedule of loans or fixed income obligations -
    October 31, 1997                                                     12-17

  Item 27d - Schedule of reportable transactions -
    year ended October 31, 1997                                             18

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the ERISA Finance Committee
and Participants of the Kellogg Company
Salaried Savings and Investment Plan


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Kellogg Company Salaried Savings and Investment Plan at October 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included on pages 11-18 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The additional information and the fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



PRICE WATERHOUSE LLP

Battle Creek, Michigan
March 16, 1998

KELLOGG COMPANY SALARIED                                                     2
SAVINGS AND INVESTMENT PLAN


STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION OCTOBER 31, 1997


                                                                             FIXED                      COMPANY
                                                    LOAN         BOND        INCOME        EQUITY        STOCK
                                           TOTAL    FUND         FUND         FUND          FUND         FUND
ASSETS:
Receivables:
  Employer contributions            $    427,924   $      -   $    15,699  $    101,037  $    200,915  $   110,273
  Employee contributions                 266,297                                266,297
  Interest                                 4,242                                  4,242
                                    ------------  ----------  -----------  ------------  ------------  -----------
      Total receivables                  698,463                   15,699       371,576       200,915      110,273
                                    ------------  ----------  -----------  ------------  ------------  -----------

Investments:
  Plan's interest in Master Trust    209,461,284               10,510,300    13,236,293   134,577,719   51,136,972
  Guaranteed investment contracts    234,272,998                            234,272,998
  Loans to participants                4,696,214   4,696,214
  TBC Pooled Funds Daily Liquidity        20,922                                 20,922
                                    ------------  ----------  -----------  ------------  ------------  -----------
      Total investments              448,451,418   4,696,214   10,510,300   247,530,213   134,577,719   51,136,972
                                    ------------  ----------  -----------  ------------  ------------  -----------
Total assets                         449,149,881   4,696,214   10,525,999   247,901,789   134,778,634   51,247,245

LIABILITIES:
Investment services fees payable          55,869                    1,573        22,216        30,553        1,527
                                    ------------  ----------  -----------  ------------  ------------  -----------
Net assets available for benefits   $449,094,012  $4,696,214  $10,524,426  $247,879,573  $134,748,081  $51,245,718
                                    ============  ==========  ===========  ============  ============  ===========

See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                     3
SAVINGS AND INVESTMENT PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION OCTOBER 31, 1996


                                                                            FIXED                    COMPANY
                                                    LOAN        BOND        INCOME       EQUITY       STOCK
                                           TOTAL    FUND        FUND         FUND         FUND         FUND
ASSETS:
Receivables:
  Employer contributions            $    372,162  $       -   $   14,708  $    120,899  $   125,311  $   111,244
  Employee contributions                   3,296                                 3,296
  Interest                                19,702                                19,702
                                    ------------  ----------  ----------  ------------  -----------  -----------
      Total receivables                  395,160                  14,708       143,897      125,311      111,244
                                    ------------  ----------  ----------  ------------  -----------  -----------

Investments:
  Plan's interest in Master Trust    130,008,126               9,333,237                 84,379,931   36,294,958
  Interfund borrowings                                                         (16,615)      16,615
  Guaranteed investment contracts    262,368,944                           262,368,944
  Loans to participants                4,650,237   4,650,237
  TBC Pooled Funds Daily Liquidity     5,386,548                             5,386,548
                                    ------------  ----------  ----------  ------------  -----------  -----------
      Total investments              402,413,855   4,650,237   9,333,237   267,738,877   84,396,546   36,294,958
                                    ------------  ----------  ----------  ------------  -----------  -----------
Net assets available for benefits   $402,809,015  $4,650,237  $9,347,945  $267,882,774  $84,521,857  $36,406,202
                                    ============  ==========  ==========  ============  ===========  ===========

See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                      4
SAVINGS AND INVESTMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION FOR THE YEAR ENDED OCTOBER 31, 1997


                                                                                        FIXED                      COMPANY
                                                              LOAN         BOND         INCOME        EQUITY        STOCK
                                                TOTAL         FUND         FUND          FUND          FUND         FUND
Contributions:
  Employer                                   $  5,720,190  $         -  $   227,627  $  1,704,900  $  2,305,661  $ 1,482,002
  Employee                                     13,930,880                   612,257     4,537,488     6,567,524    2,213,611
  Loans repaid                                              (2,504,968)      72,536       976,226       981,527      474,679
  Rollover from other qualified plans           3,258,456      132,940      231,832       512,818     1,693,361      687,505
                                             ------------  -----------  -----------  ------------  ------------  -----------
      Total contributions                      22,909,526   (2,372,028)   1,144,252     7,731,432    11,548,073    4,857,797
                                             ------------  -----------  -----------  ------------  ------------  -----------

Earnings on Investments:
  Plan's interest in income of Master Trust    42,838,918                   846,887       877,745    28,602,004   12,512,282
  Interest income                              16,935,316      406,769                 16,528,547
  Trustee fees                                    (16,540)                     (380)      (10,980)       (3,575)      (1,605)
  Administrative fees                            (210,509)                   (4,370)     (142,590)      (45,761)     (17,788)
                                             ------------  -----------  -----------  ------------  ------------  -----------
      Total earnings on investments, net       59,547,185      406,769      842,137    17,252,722    28,552,668   12,492,889
                                             ------------  -----------  -----------  ------------  ------------  -----------

Net transfers between funds                                                 164,008   (15,749,040)   15,499,371       85,661
Participant withdrawals                       (36,330,356)    (189,123)    (886,131)  (28,472,787)   (4,524,626)  (2,257,689)
New loans distributions                                      2,179,693      (89,823)     (880,617)     (839,830)    (369,423)
Net transfers between Plans                       158,642       20,666        2,038       115,089        (9,432)      30,281
                                             ------------  -----------  -----------  ------------  ------------  -----------
Net increase (decrease)                        46,284,997       45,977    1,176,481   (20,003,201)   50,226,224   14,839,516
Net assets available for benefits at
 beginning of year                            402,809,015    4,650,237    9,347,945   267,882,774    84,521,857   36,406,202
                                             ------------  -----------  -----------  ------------  ------------  -----------
Net assets available for benefits at
 end of year                                 $449,094,012  $ 4,696,214  $10,524,426  $247,879,573  $134,748,081  $51,245,718
                                             ============  ===========  ===========  ============  ============  ===========


See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                      5
SAVINGS AND INVESTMENT PLAN


STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION FOR THE YEAR ENDED OCTOBER 31, 1996


                                                                                       FIXED                     COMPANY
                                                              LOAN        BOND         INCOME       EQUITY        STOCK
                                                  TOTAL       FUND        FUND          FUND         FUND         FUND
Contributions:
  Employer                                   $  5,359,464  $         -  $  211,000  $  1,927,927  $ 1,474,352  $ 1,746,185
  Employee                                     12,956,687                  611,442     5,179,614    4,261,610    2,904,021
  Loans repaid                                              (2,086,990)     66,617       899,071      585,481      535,821
  Rollover from other qualified plans             392,994                   45,796        33,086      205,038      109,074
                                             ------------  -----------  ----------  ------------  -----------  -----------
      Total contributions                      18,709,145   (2,086,990)    934,855     8,039,698    6,526,481    5,295,101
                                             ------------  -----------  ----------  ------------  -----------  -----------

Earnings on Investments:
  Plan's interest in income of Master Trust    10,509,961                  421,398         1,261   14,388,278   (4,300,976)
  Interest income                              19,313,397      422,481                18,890,916
  Trustee fees                                    (38,253)                    (737)      (27,760)      (4,888)      (4,868)
  Administrative fees                            (252,891)                  (5,080)     (183,020)     (37,200)     (27,591)
                                             ------------  -----------  ----------  ------------  -----------  -----------
      Total earnings on investments, net       29,532,214      422,481     415,581    18,681,397   14,346,190   (4,333,435)
                                             ------------  -----------  ----------  ------------  -----------  -----------

Net transfers between funds                                              1,645,007   (16,245,305)  18,920,456   (4,320,158)
Participant withdrawals                       (37,781,580)    (312,680)   (563,265)  (29,844,720)  (3,831,863)  (3,229,052)
New loans distributions                                      1,685,686     (47,886)     (858,857)    (369,807)    (409,136)
Net transfers between Plans                         2,130                                    358        1,178          594
                                             ------------  -----------  ----------  ------------  -----------  -----------
Net increase (decrease)                        10,461,909     (291,503)  2,384,292   (20,227,429)  35,592,635   (6,996,086)
Net assets available for benefits at
 beginning of year                            392,347,106    4,941,740   6,963,653   288,110,203   48,929,222   43,402,288
                                             ------------  -----------  ----------  ------------  -----------  -----------
Net assets available for benefits at
 end of year                                 $402,809,015  $ 4,650,237  $9,347,945  $267,882,774  $84,521,857  $36,406,202
                                             ============  ===========  ==========  ============  ===========  ===========


See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                  6
SAVINGS AND INVESTMENT PLAN


NOTES TO FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF ACCOUNTING

   The Kellogg Company Salaried Savings and Investment Plan ("the Plan") operates as a qualified defined contribution plan and was established under
   Section 401(k) of the Internal Revenue Code. The accounts of the Plan are maintained on the accrual basis. Expenses of administration are paid by the Plan.

   INVESTMENTS

   All investments are reported at current quoted market values except for guaranteed insurance contracts, which are reported at contract value and represent contributions made plus interest at the contract rate. The following investments exceeded five percent of the net assets available for benefits at October 31, 1997 or 1996:


                                        INTEREST        OCTOBER 31,
      DESCRIPTION                         RATE      1997         1996
      Putnam Horizon Managed Synthetic
       GIC Fund                         Variable $ 31,701,110 $ 30,048,621
      Brundage Story & Rose Managed
       Synthetic GIC Fund               Variable   32,009,730   30,184,431
      John Hancock GAC #5917-10001         8.82%   16,173,608   40,670,332
      Allstate Life Ins. GAC #5686-01      8.13%   28,210,134   26,089,091
      John Hancock GAC #7606               7.87%   27,302,372   25,310,440
      New York Life GAC #30320002          6.72%   32,347,720   30,310,832
      Plan's interest in Master Trust   Variable  209,461,284  130,008,126


   ALLOCATION OF NET INVESTMENT INCOME TO PARTICIPANTS

   Net investment income related to the respective investment options is allocated monthly to participant accounts in proportion to their respective ownership at the beginning of the month.

   USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

   The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan's management to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and changes in net assets available for benefits during the reporting period. Actual results could differ from those estimates.

2. PROVISIONS OF THE PLAN

   PLAN ADMINISTRATION

   The Plan is administered by the ERISA Administrative Committee appointed by Kellogg Company.

KELLOGG COMPANY SALARIED                                                     7
SAVINGS AND INVESTMENT PLAN


NOTES TO FINANCIAL STATEMENTS

2. PROVISIONS OF THE PLAN (CONTINUED)

   PLAN PARTICIPATION

   Generally, all salaried employees of Kellogg Company and its U.S. subsidiaries are eligible to participate in the Plan.

   Subject to limitations prescribed by the Internal Revenue Service, participants may elect to contribute from 1 percent to 16 percent of their annual wages. Employee contributions not exceeding 5 percent of wages are matched by Kellogg Company at an 80 percent rate, with 12.5 percent of the Company match restricted for investment in the Kellogg Company stock fund. Employees may contribute to the Plan from their date of hire; however, the monthly contributions are not matched by the Company until the participant has completed one year of service.

   Participants of the Plan may elect to invest the contributions to their accounts as well as their account balances in an equity, bond, fixed income or Kellogg Company stock fund or a combination thereof in multiples of one percent.

   VESTING

   Participant account balances are fully vested.

   PARTICIPANT LOANS

   Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance.
   Loan transactions are treated as transfers between the Loan fund and the other funds. Loan terms range from 12 to 60 months. Interest is paid at a constant rate equal to one percent over the prime rate in the month the loan begins. Principal and interest are paid ratably through monthly payroll deductions. Loans that are considered to be uncollectible at year end result in the outstanding principal being considered a hardship withdrawal from the participant's plan account.

   PARTICIPANT DISTRIBUTIONS

   Participants may elect to withdraw all or a portion of their contributions made after October 31, 1978, plus related net investment income. The withdrawal of any participant contributions which were not previously subject to income tax is restricted by Internal Revenue Service regulations. Under certain circumstances and subject to approval by the Trustees, participants may request withdrawal of a portion of Company contributions and their own contributions made prior to November 1, 1978, including net investment income thereon.

   Participants who terminate employment before retirement, by reasons other than death or disability, may remain in the Plan or receive payment of their account balances in a lump sum. If the account balance is less than $3,500 the terminated participant will receive the account balance in a lump sum.

   Participants are eligible to retire from the Company at age 62, upon reaching 55 with 20 years of service, or after 30 years of service. Upon retirement, disability, or death, a participant's account balance may be received in a lump sum or installment payments.

KELLOGG COMPANY SALARIED                                                    8
SAVINGS AND INVESTMENT PLAN


3. INCOME TAX STATUS

   The Plan administrator has received a favorable letter from the Internal Revenue Service regarding the Plan's qualification under applicable income tax regulations as an entity exempt from federal income taxes.

4. MASTER TRUST

   Assets of the Plan have been combined for investment purposes with assets of the Kellogg Company American Federation of Grain Millers Savings and Investment Plan and Kellogg Company sponsored pension plans in a Master Trust.

   The Plan has an undivided interest in the net assets held in the Master Trust in which interests are determined on the basis of cumulative funds specifically contributed on behalf of the Plan adjusted for an allocation of income. Such income allocation is based on the Plan's funds available for investment during the year.

   Master Trust net assets at October 31, 1997 and 1996 and the changes in net assets for the periods then ended are as follows:

KELLOGG COMPANY SALARIED                                                      9
SAVINGS AND INVESTMENT PLANS

NOTES TO FINANCIAL STATEMENTS
4. MASTER TRUST (CONTINUED)

                          KELLOGG COMPANY MASTER TRUST
    SCHEDULE OF ASSETS AND LIABILITIES FOR MASTER TRUST INVESTMENT ACCOUNTS

                                                 PENSION PLANS          SAVINGS & INVESTMENT PLANS                TOTAL

                                           10/31/96        10/31/97       10/31/96       10/31/97       10/31/96        10/31/97
                                         ----------------------------   ---------------------------   ----------------------------
CASH/EQUIVALENTS:
    Non-Interest Bearing                       $1,316       ($535,778)          $431       ($32,619)        $1,747       ($568,397)
    Interest Bearing Cash                  $2,771,776      $2,683,385             $0             $0     $2,771,776      $2,683,385
                                         ----------------------------   ---------------------------   ----------------------------
       TOTAL CASH/EQUIVALENTS              $2,773,092      $2,147,607           $431       ($32,619)    $2,773,523      $2,114,988
                                         ----------------------------   ---------------------------   ----------------------------
RECEIVABLES                               $60,900,475    $100,949,571       $274,793    $11,609,621    $61,175,268    $112,559,192
                                         ----------------------------   ---------------------------   ----------------------------
GENERAL INVESTMENTS:
    Long Term U.S. Gov't Securities       $50,267,438     $26,106,325     $7,389,825    $18,251,094    $57,657,263     $44,357,419
    Short Term U.S. Gov't Securities               $0              $0       $402,416       $133,414       $402,416        $133,414
    Long Term U.S. Municipal Securities            $0              $0             $0             $0             $0              $0
    Corporate Debt - Long Term            $14,301,477     $39,280,506     $7,648,217     $7,542,524    $21,949,694     $46,823,030
    Corporate Debt - Short Term                    $0      $3,142,545        $25,139       $100,380        $25,139      $3,242,925
    Corporate Stocks - Preferred           $1,838,037      $1,697,910             $0             $0     $1,838,037      $1,697,910
    Corporate Stocks - Convertible         $5,419,318              $0             $0             $0     $5,419,318              $0
    Corporate Stocks - Common            $477,113,443    $568,799,792   $252,507,733   $380,020,756   $729,621,176    $948,820,548
    Real Estate Pooled Funds              $17,810,044              $0             $0             $0    $17,810,044              $0
    Value of Interest in Pooled Funds      $8,948,629     $94,003,448       $333,995    $14,663,025     $9,282,624    $108,666,473
    Guaranteed Investment Contracts       $68,035,400     $41,790,582             $0             $0    $68,035,400     $41,790,582
                                         ----------------------------   ---------------------------   ----------------------------
       TOTAL INVESTMENTS                 $643,733,786    $774,821,108   $268,307,325   $420,711,193   $912,041,111  $1,195,532,301
                                         ----------------------------   ---------------------------   ----------------------------
       TOTAL ASSETS                      $707,407,353    $877,918,286   $268,582,549   $432,288,195   $975,989,902  $1,310,206,481
                                         ----------------------------   ---------------------------   ----------------------------
PAYABLES
    Unsettled Trades                     ($62,117,871)  ($103,169,276)            $0   ($14,289,335)  ($62,117,871)  ($117,458,611)
    Investment Services Fees                       $0       ($495,436)            $0       ($96,265)            $0       ($591,701)
                                         ----------------------------   ---------------------------   ----------------------------
       TOTAL LIABILITIES                 ($62,117,871)  ($103,664,712)            $0   ($14,385,600)  ($62,117,871)  ($118,050,312
                                         ----------------------------   ---------------------------   ----------------------------
       NET ASSETS                        $645,289,482    $774,253,574   $268,582,549   $417,902,595   $913,872,031  $1,192,156,169
                                         ============================   ===========================   ============================

Percentage Interest held by the Plan             0.0%            0.0%          48.4%          50.1%          14.2%           17.6%

KELLOGG COMPANY SALARIED                                                      10
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
4. MASTER TRUST (CONTINUED)

                         KELLOGG COMPANY MASTER TRUST
            SCHEDULE OF INCOME AND EXPENSES, CHANGE IN NET ASSETS
AND NET INCREASE (DECREASE) IN NET ASSETS OF MASTER TRUST INVESTMENT ACCOUNTS

                                            PENSION PLANS             SAVINGS & INVESTMENT PLANS                 TOTAL

                                      10/31/96        10/31/97         10/31/96        10/31/97         10/31/96       10/31/97
                                    ----------------------------    -----------------------------    -----------------------------
Transfer of Assets Into
  Investment Account                 $60,000,541    $187,169,786     $471,493,020    $441,501,150     $531,493,561    $628,670,936
Earnings on Investments
  Interest                            $7,804,578     $10,683,275       $1,153,223      $1,679,043       $8,957,801     $12,362,318
  Dividends                           $2,789,517      $4,790,038       $2,829,397      $2,409,770       $5,618,914      $7,199,808
  Corporate Actions                   $1,597,268         $86,594               $0              $0       $1,597,268         $86,594
  Pooled Fund Distributions           $4,177,043      $2,662,638               $0              $0       $4,177,043      $2,662,638
  Miscellaneous                             $125          $2,762               $0              $0             $125          $2,762
  Net Realized Gain/(Loss)           $26,178,076     $84,030,675      $18,018,388     $10,375,664      $44,196,464     $94,406,339
                                    ----------------------------    -----------------------------    -----------------------------
TOTAL ADDITIONS                     $102,547,148    $289,425,768     $493,494,028    $455,965,627     $596,041,176    $745,391,395
                                    ----------------------------    -----------------------------    -----------------------------
Transfer of Assets Out of
  Investment Account                ($38,227,387)  ($197,877,441)   ($437,982,138)  ($378,952,686)   ($476,209,525)  ($576,830,127)
Fees and Commissions                 ($1,487,578)    ($1,627,714)        ($58,996)      ($180,330)     ($1,546,574)    ($1,808,044)
                                    ----------------------------    -----------------------------    -----------------------------
TOTAL DISTRIBUTIONS                 ($39,714,965)  ($199,505,155)   ($438,041,134)  ($379,133,016)   ($477,756,099)  ($578,638,171)
                                    ----------------------------    -----------------------------    -----------------------------
Change in Unrealized Appreciation    $25,931,479     $39,043,479      ($8,466,574)    $72,487,435      $17,464,905    $111,530,914
                                    ----------------------------    -----------------------------    -----------------------------
NET CHANGE IN ASSETS                 $88,763,662    $128,964,092      $46,986,320    $149,320,046     $135,749,982    $278,284,138
Net Assets at Beginning of Year     $556,525,820    $645,289,482     $221,596,229    $268,582,549     $778,122,049    $913,872,031
                                    ----------------------------    -----------------------------    -----------------------------
Net Assets at End of Year           $645,289,482    $774,253,574     $268,582,549    $417,902,595     $913,872,031  $1,192,156,169
                                    ============================    =============================    =============================

KELLOGG COMPANY SALARIED                                                   11
SAVINGS AND INVESTMENT PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - OCTOBER 31, 1997


                                                               MARKET     UNREALIZED
SECURITY DESCRIPTION                       COST     PRICE       VALUE     GAIN/LOSS
TBC, Inc. Pooled Employee Funds
 Daily Liquidity Fund                  $    20,922   1.00   $    20,922    $      -
Loans to participants                    4,696,214   1.00     4,696,214
Brundage Story & Rose Managed
 Synthetic GIC Fund Variable Rate       32,009,730   1.00    32,009,730
John Hancock GAC #5917-10001
 8.82% 6/1/97                           16,173,608   1.00    16,173,608
Principal Mutual GAC #4-11730-01
 5.30% 12/1/98                           9,164,266   1.00     9,164,266
Putnam Horizon Managed Synthetic
 GIC Variable Rate 6/1/99               31,701,110   1.00    31,701,110
Peoples Security Ins Co #BDA00379FR
 5.15% 12/1/97                           3,470,011   1.00     3,470,011
Allstate Life Insurance GAC #5686-01
 8.13% 12/1/98                          28,210,134   1.00    28,210,134
Commonwealth Life #ADA00668FR
 7.64% 6/1/98                           11,920,750   1.00    11,920,750
John Hancock GAC #7606
 7.87% 12/1/98                          27,302,372   1.00    27,302,372
Commonwealth Life GIC
 6.19% 6/1/98                            5,049,058   1.00     5,049,058
Metropolitan Life GIC
 6.27% 6/1/99                           11,930,193   1.00    11,930,193
New York Life GIC
 6.20% 6/1/98                            3,846,890   1.00     3,846,890
New York Life #GA30320002
 6.72% 6/1/00                           32,347,720   1.00    32,347,720
Security Life of Denver #FA433
 6.34% 12/1/01                          14,188,410   1.00    14,188,410
Metropolitan LIfe #24667
 6.5% 12/1/01                            6,958,746   1.00     6,958,746
                                      ------------         ------------    --------
                                      $238,990,134         $238,990,134    $      -
                                      ============         ============    ========

KELLOGG COMPANY SALARIED                                                    12
SAVINGS AND INVESTMENT PLAN


ITEM 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1997



                                       AMOUNT RECEIVED
                           ORIGINAL   DURING REPORTING      UNPAID
  IDENTITY AND ADDRESS      AMOUNT          YEAR          BALANCE AT                 TERMS                  AMOUNT OVERDUE
       OF OBLIGOR          OF LOAN   -------------------   YEAR END   ----------------------------------  -------------------
                                     PRINCIPAL  INTEREST              LOAN DATE  INTEREST RATE  MATURITY  PRINCIPAL  INTEREST

John B. Zuzo                 $2,000       $165       $86      $1,755   06/30/96           9.3%  06/30/01     $1,755       $68
967 Hillbrook
Battle Creek, MI 49015

Stephen J. Peltz             19,000          -         -      13,924   01/31/95           9.5%  01/31/00     13,924       772
4561 Fine Lake Road
Battle Creek, MI 49017

Michael J. O'Boyle            5,000        161        43       3,002   08/31/94           8.3%  08/31/99      3,002       145
231 Tidyman Road
Reisterstown, MD 21136

L. S. Sipple                  2,000      1,181        49         173   05/31/96           9.8%  05/31/97        173         3
P.O. Box 983
Monroeville, NJ 08343

Lauri L. Smith                9,500          -         -       5,380   06/30/95          10.0%  06/30/97      5,380       493
4641 Arlington Park Drive
Lakeland, FL 33801

Michael S. Lyons              4,624        847       309       3,535   06/30/96           9.3%  06/30/00      3,535        27
1716 Wheeland Drive
Williamsport, PA 17701

Daniel R. Barch               6,400          -         -       5,362   03/31/95          10.0%  03/31/00      5,362       492
403 N. Leonard
Liberty, MO 64068

KELLOGG COMPANY SALARIED                                                     13
SAVINGS AND INVESTMENT PLAN

ITEM 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1997


                                    AMOUNT RECEIVED
                        ORIGINAL   DURING REPORTING      UNPAID
 IDENTITY AND ADDRESS    AMOUNT          YEAR          BALANCE AT                 TERMS                  AMOUNT OVERDUE
      OF OBLIGOR        OF LOAN   -------------------   YEAR END   ----------------------------------  -------------------
                                  PRINCIPAL  INTEREST              LOAN DATE  INTEREST RATE  MATURITY  PRINCIPAL  INTEREST
Janice B. Wilkes          $5,572       $582      $157      $2,943   08/31/94           8.3%  08/31/99     $2,943      $101
1818 Englewood Way
Snellville, GA 30278

Allen M. Hintz             9,500        277        22       2,878   08/31/94           8.3%  08/31/97      2,878       198
40597 Slife Road
La Grange, OH 44050

Kenneth E. Stamm           3,600        290        40       2,329   02/29/96           9.5%  02/28/98      2,329       185
469 N. Wattles Road
Battle Creek, MI 49017

James A. Byrd              5,000          -         -       3,936   08/31/94           8.3%  08/31/99      3,936       190
1374 Merrybrook
Kalamazoo, MI 49004

Gary W. Shoffner          20,000     14,044       114         309   01/31/95           9.5%  01/31/00        309        22
3464 Center Road
Hastings, MI 49058

Stephen R. Crane          20,000          -         -      14,958   02/28/95           9.5%  02/29/00     14,958     1,066
16435 M-89
Augusta, MI 49012

Robert L. Birt            10,000          -         -       6,326   08/31/94           8.3%  08/31/99      6,326       348
4910 Arcaida
Omaha, NE 68114

KELLOGG COMPANY SALARIED                                                     14
SAVINGS AND INVESTMENT PLAN

ITEM 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1997


                                    AMOUNT RECEIVED
                        ORIGINAL   DURING REPORTING      UNPAID
 IDENTITY AND ADDRESS    AMOUNT          YEAR          BALANCE AT                 TERMS                  AMOUNT OVERDUE
      OF OBLIGOR        OF LOAN   -------------------   YEAR END   ----------------------------------  -------------------
                                  PRINCIPAL  INTEREST              LOAN DATE  INTEREST RATE  MATURITY  PRINCIPAL  INTEREST
Linda F. Carter-Thomas   $12,000       $568      $175      $7,626   11/30/94           8.8%  11/30/97     $7,626      $445
517 S. Moorland Dr.
Battle Creek, MI 49015

Veronica L. Riley         10,000      2,330       418       7,670   10/31/96           9.3%  10/31/98      7,670       118
258 E. Michigan Ave.
Kalamazoo, MI 49007

Robyn Smith                1,000          -         -         767   02/28/95           9.5%  02/28/97        767        67
500 Fort St.
Papillion, NE 68046

Karlee M. Smith            1,000         29        23         971   06/30/97           9.5%  06/30/02        971         -
256 Hunter St.
Battle Creek, MI 49017

Rosetta M. Albright       25,000          -         -      19,558   08/31/94           8.3%  08/31/99     19,558     1,479
950 Hester Rd.
Memphis, TN 38116

John Flood                 6,100        261       185       5,839   12/31/96           9.3%  12/31/01      5,839       225
374 Casca Cove
Collierville, TN 38017

Kimberly C. Rankhorn       1,124        249        11         102   04/30/95          10.0%  04/30/97        102         6
185 High St.
Rossville, TN 38066

KELLOGG COMPANY SALARIED                                                    15
SAVINGS AND INVESTMENT PLAN


ITEM 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1997



                                       AMOUNT RECEIVED
                             ORIGINAL  DURING REPORTING        UNPAID
  IDENTITY AND ADDRESS       AMOUNT         YEAR              BALANCE AT            TERMS                       AMOUNT OVERDUE
       OF OBLIGOR            OF LOAN   -------------------    YEAR END    ----------------------------------  -------------------
                                       PRINCIPAL  INTEREST                LOAN DATE INTEREST RATE  MATURITY  PRINCIPAL  INTEREST
L. Hibbler                     $5,596     $1,166       $66      $  692   08/31/94           8.3%  08/31/97    $   692     $  19
3851 N. Advantage Way, #106
Memphis, TN 38128

Darryl D. Pugh                  8,437      1,205       557       6,552   03/31/96           9.3%  03/31/01      6,552         -
646 W. Naranja Ave.
Mesa, AZ 85210

Lillian Goodlow                 1,000         74        52         926   12/31/96           9.3%  12/31/01        926         7
401 N. Locust St.
Florence, AL 35630

Jerri S. Bridges                3,000        686        74       1,135   11/30/95           9.8%  11/30/97      1,135        37
1742 Central Ave.
Memphis, TN 38104

Lincoln Richardson, Jr.        10,000          -         -       7,871   08/31/94           8.3%  08/31/99      7,871       541
1201 Kelley Court
Pinole, CA 94564

Beverly K. Carter               2,600        175         3          59   11/30/94           8.8%  11/30/96         59         3
1308 Hodges Ave.
Ruston, LA 71270

Robert D. Crawford             16,000      1,201       658      12,864   12/31/95           9.8%  12/31/00     12,864       627
308 Oakwood Dr.
Papillion, NE 68133

KELLOGG COMPANY SALARIED                                                      16
SAVINGS AND INVESTMENT PLAN


ITEM 27b -  SCHEUDLE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1997


                                        AMOUNT RECEIVED
                            ORIGINAL   DURING REPORTING      UNPAID
   IDENTITY AND ADDRESS      AMOUNT          YEAR          BALANCE AT                 TERMS                  AMOUNT OVERDUE
        OF OBLIGOR          OF LOAN   -------------------   YEAR END   ----------------------------------  -------------------
                                      PRINCIPAL  INTEREST              LOAN DATE  INTEREST RATE  MATURITY  PRINCIPAL  INTEREST
Rhonda Brown                  $2,500       $134       $38      $2,366   09/30/96           9.3%  09/30/98     $2,366       $91
101 Collin Green Dr.
Prosper, TX 75078

Gertie M. Barlow              10,000          -         -       7,871   08/31/94           8.3%  08/31/99      7,871       595
9755 Mockingbird Dr., #13
Omaha, NE 68103

Annette H. Gonzales            2,019        539        20          92   04/30/95          10.0%  04/30/97         92         3
6403 Lynngate Dr.
Spring, TX 77373

Leticia Tampa                  1,000         77        28         656   02/28/95           9.5%  02/29/00        656        31
6242 Warner Ave., Apt 23E
Huntington Beach, CA 92647

Benjamin Ardelean             15,000      1,720       422       7,768   08/31/94           8.3%  08/31/99      7,768       267
20920 Woodland Glen, #203
Northville, MI 48167

L. Robinson-Semien             4,000      2,325        93          14   11/30/94           8.8%  11/30/98         14         1
2728 Almondridge Dr.
Antioch, CA 94509

Terrence D. Drace             24,000          -         -      19,999   09/30/94           8.8%  09/30/99     19,999     1,605
431 Concord St.
Lodi, CA 95240

KELLOGG COMPANY SALARIED                                                     17
SAVINGS AND INVESTMENT PLAN


ITEM 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS - OCTOBER 31, 1997


                                  AMOUNT RECEIVED
                      ORIGINAL   DURING REPORTING      UNPAID
IDENTITY AND ADDRESS   AMOUNT          YEAR          BALANCE AT                 TERMS                  AMOUNT OVERDUE
     OF OBLIGOR       OF LOAN   -------------------   YEAR END   ----------------------------------  -------------------
                                PRINCIPAL  INTEREST              LOAN DATE  INTEREST RATE  MATURITY  PRINCIPAL  INTEREST
Judith A. Bieger       $18,000     $2,013    $1,182     $15,987   09/30/96           9.3%  09/30/01    $15,987   $    -
5020 Rodeo Circle
Antioch, CA 94509

Daniel Perez            13,000        209        57      10,024   08/31/94           8.3%  08/31/99     10,024       758
10410 Singleton Rd.
San Jose, CA 95111

KELLOGG COMPANY SALARIED                                                     18
SAVINGS AND INVESTMENT PLAN


ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS - YEAR ENDED OCTOBER 31, 1997 (1)


                                  CURRENT VALUE AT TRANSACTION DATE
                                  ---------------------------------       COST OF       NET
                                        NET               NET            SECURITIES   REALIZED
IDENTITY OF ISSUE                  PURCHASE PRICE     SALES PRICE          SOLD         GAIN
TBC Inc., Pooled Employee Funds -
 Daily Liquidity Fund                    $60,654,537        $67,820,163  $67,820,163   $     -

John Hancock GAC #5917-10001
 8.30% 6/1/95                              1,544,616         26,041,340   26,041,340


(1) Represents Plan's interest in a transaction (or a series of transactions of the same issue) in excess of five percent of the Plan's assets available at November 1, 1996.